As filed with the Securities and Exchange Commission on August 12, 2008	Registration No. 333-63871

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT NO. 333-63871

UNDER
THE SECURITIES ACT OF 1933
_______________

I.C. ISAACS & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1377061 (I.R.S. Employer Identification Number)

475 10th Avenue, 9th Floor
New York, New York 10018
(Address of Principal Executive Offices)

_______________

I.C. Isaacs & Company, Inc.
1997 Omnibus Stock Plan
(Full title of the plan)

_______________

Timothy J. Tumminello
Interim Principal Financial Officer
I.C. Isaacs & Company, Inc.
475 10th Avenue, 9th Floor
New York, New York 10018
(Name and address of agent for service)

(410) 649-4531
(Telephone number, including area code, of agent for service)

Copy to:
Terrence L. Shen, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of Americas
New York, New York 10036
(212) 715-9100

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company.)

DEREGISTRATION OF SECURITIES

     I.C. Isaacs & Company, Inc. (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 1 in connection with the Form S-8 Registration Statement No. 333-63871, filed with the SEC on September 21, 1998 (the “Registration Statement”), pursuant to which the Company registered 500,000 shares of common stock, par value $.0001 per share, for issuance under the I.C. Isaacs & Company, Inc. 1997 Omnibus Stock Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 12th day of August 2008.

I.C. ISAACS & COMPANY, INC.

By: /s/ Timothy J. Tumminello
Name: Timothy J. Tumminello
Title: Interim Principal Financial Officer

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 12, 2008 in the capacities indicated.

Signature	Title

/s/ Neal J. Fox	Chairman of the Board

Neal J. Fox

/s/ Timothy J. Tumminello	Interim Principal Financial Officer, Controller & Vice President

Timothy J. Tumminello

/s/ Robert S. Stec	President & Chief Executive Officer, Director

Robert S. Stec

Director

Olivier Bachellerie

/s/ René Faltz	Director

René Faltz

Director

François Girbaud

/s/ Jon Hechler	Director

Jon Hechler

/s/ John McCoy II	Director

John McCoy II

/s/ Ernest K. Jacquet	Director

Ernest K. Jacquet

/s/ Laurent Frerebaut	Director

Laurent Frerebaut